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                                                                      EXHIBIT 21
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                                 CML GROUP, INC.
                        SUBSIDIARIES OF CML GROUP, INC.*


                                                   Jurisdiction
Name of Subsidiary                                of Incorporation
------------------                                ----------------

OBW, Inc.                                         Massachusetts
OCR, Inc.                                         Delaware
OTNC, Inc.                                        California
NordicTrack, Inc.+                                Minnesota
NordicTrack GmbH+                                 Germany
NordicTrack (U.K.) Limited+                       United Kingdom
Nordic Advantage, Inc.                            Minnesota
Nordic Advantage of Ontario, Inc.                 Canada
WFH Group, Inc.                                   Delaware
BFPI, Inc.                                        Massachusetts
CML International (FSC), Ltd.                     U.S. Virgin Islands
Smith & Hawken, Ltd.++                            Delaware

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*    Direct and indirect wholly-owned subsidiaries

+    Does business as NordicTrack

++   Does business as Smith & Hawken


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